Exhibit 10.13.2

November 9, 2012

Mr. Brian Bell

15 Colony Court

Stamford, CT 06905

Re:	Addendum to Employment Agreement between ORBCOMM Inc. and Brian Bell dated November 8, 2010 (the “Employment Agreement”)

Dear Brian:

Per discussions of our severance arrangements under the Employment Agreement, this letter is an offer by ORBCOMM Inc. (the “Company”) to amend the Employment Agreement as provided below. You may accept this offer by signing and returning the revised General Release attached to this letter within twenty-one (21) days from your receipt of it.

Subject to your execution and return of the attached General Release (the “Release”), and the Release becoming effective in accordance with its terms not later than the 60th day following the termination of your employment, clause (i) of the first sentence of section 4(e) of the Employment Agreement is amended to provide as follows: “you will be entitled: (i) to receive, as severance payments, one hundred eighty (180) days of your final Base Salary (as defined in the Employment Agreement, payable in accordance with the Company’s payroll schedule in effect from time to time (the “Severance Payments”).”

In addition to the Severance Payments, the Company will, subject to your execution and delivery of the Release as described above, reinstate the award of 25,000 time-based Stock Appreciation Rights granted pursuant to the applicable Stock Appreciation Rights Award Agreement (“SAR Award Agreement”), which otherwise would be deemed automatically terminated on termination of your employment under that SAR Award Agreement. These reinstated SARs would then vest as originally scheduled on December 31, 2012, in the same manner and on the same terms as if you were then still an employee of the Company.

Except as otherwise expressly set forth above, the terms and conditions of both the Employment Agreement and SAR Award Agreement shall remain in full force and effect in accordance with their respective terms.

ORBCOMM Inc.

2115 Linwood Avenue, Suite 100, Fort Lee, NJ 07024	22265 Pacific Boulevard, Suite 200, Dulles, VA 20166
Telephone: 201-363-4900	Telephone: 703-433-6300
Facsimile: 703-433-6400	Facsimile: 703-433-6380

www.orbcomm.com

Mr. Brian Bell

November 9, 2012

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Should you or your counsel have any questions regarding these amended severance terms, please feel free to contact me at (703) 433-6361.

Sincerely,

Christian Le Brun

General Counsel

Agreed and accepted:

/s/ Brian J. Bell
Brian J. Bell

Date: November 9, 2012